Exhibit 99.1

omniQ Receives a 3-Year Contract to Deploy its AI Based Machine Vision Solution from Cypress College in California for Smart and Flexible Campus Parking Management

●	ominQ to install its proprietary PERCS™ (Permitting, Enforcement, Revenue and Collection) Software integrated with its patented AI based Machine Vision Vehicle Recognition System (VRS)

●	PERCS™ operates on Cloud which represents a Software as a Service (SaaS) recurring revenue model

●	Contract follows recent wins of AI based projects at Israel’s largest seaport, Georgia State University, City of Watkinsville Georgia, Philadelphia International Airport, a Multibillion-dollar Medical Center and a foreign Ministry of Defense Head Quarters.

SALT LAKE CITY — omniQ Corp (OTCQB: OMQS) (“OMNIQ” or “the Company”), a provider of Artificial Intelligence (AI) and IoT - based solutions, announced today it has received a 3-year contract from Cypress College in California to deploy its PERCS™ (Permitting, Enforcement, Revenue and Collection) Platinum software for cloud hosted permitting and enforcement smart campus parking management platform.

The PERCS™ solution includes virtual permits, mobile enforcement along with Citation and Payment Card Industry (PCI) compliant payment collections with online adjudication.

The agreement includes cloud set up, training and implementation, along with android handheld devices utilizing Zebra mobile Bluetooth printers for enforcement and issuance of citations based on flexible college parking rules.

Additionally, the existing HTS mobile enforcement vehicle with eCite Pro will be enabled and synced with PERCS for fast and efficient compliance monitoring. OMNIQ’s eCite Pro™ application software integrates with the PERCS™ cloud-based parking management system. It processes parking citations for any form of violation associated with a vehicle. By way of synchronizing with PERCS™, all the information pertaining to violations and hot list vehicles are uploaded to the PERCS™ database in the cloud.

Furthermore, PERCS™ will enable issuing virtual permits and enforcement of college parking rules with mobile and handheld omniQ Vision LPR.

“We are e to enter into a 3-year agreement with Cypress College, reflecting continued momentum for our AI based PERCS™ software to enable smart campus parking management,” said OMNIQ’s CEO, Shai Lustgarten. “We are seeing increased adoption of PERCS™ because it means no more hang tags, no more stickers, and no need for third party license plate reader providers. We provide access to one complete in-house solution. From a Company standpoint, we are also excited to continue to grow our base of SaaS recurring revenue with this latest contract.”

“We are pleased to partner with OMNIQ and have a one-stop shop for our smart campus parking management needs,” said Alex Bernal, Campus Safety Coordinator at Cypress College. “It is a tremendous value to utilize streamlined technology to automate the more time intensive administrative aspects of campus management. Thanks to OMNIQ and PERCS™, we can free up campus personnel to focus on more valuable, high-impact tasks that help propel campus safety forward.”

About OMNIQ Corp.

OMNIQ Corp. (OTCQB: OMQS) provides computerized and machine vision image processing solutions that use patented and proprietary AI technology to deliver data collection, real-time surveillance and monitoring for supply chain management, homeland security, public safety, traffic & parking management and access control applications. The technology and services provided by the Company help clients move people, assets and data safely and securely through airports, warehouses, schools, national borders, and many other applications and environments.

OMNIQ’s customers include government agencies and leading Fortune 500 companies from several sectors, including manufacturing, retail, distribution, food and beverage, transportation and logistics, healthcare, and oil, gas, and chemicals. Since 2014, annual revenues have grown to more than $50 million from clients in the USA and abroad.

The Company currently addresses several billion-dollar markets, including the Global Safe City market, forecast to grow to $29 billion by 2022, and the Ticketless Safe Parking market, forecast to grow to $5.2 billion by 2023. For more information, visit www.omniq.com.

Information about Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

This release contains “forward-looking statements” that include information relating to future events and future financial and operating performance. The words “anticipate”, “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for the Company’s products particularly during the current health crisis , the introduction of new products, the Company’s ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company’s liquidity and financial strength to support its growth, the Company’s ability to manage credit and debt structures from vendors, debt holders and secured lenders, the Company’s ability to successfully integrate its acquisitions, and other information that may be detailed from time-to-time in OMNIQ Corp.’s filings with the United States Securities and Exchange Commission. Examples of such forward looking statements in this release include, among others, statements regarding revenue growth, driving sales, operational and financial initiatives, cost reduction and profitability, and simplification of operations. For a more detailed description of the risk factors and uncertainties affecting OMNIQ Corp., please refer to the Company’s recent Securities and Exchange Commission filings, which are available at https://www.sec.gov. OMNIQ Corp. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless otherwise required by law.

Investor Contacts:

James Carbonara

Hayden IR
(646)-755-7412

james@haydenir.com

Brett Maas

Hayden IR

(646) 536-7331

brett@haydenir.com